UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2008

Nash-Finch Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Edina, Minnesota		55435
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-0534

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed on December 18, 2008 by Nash-Finch Company (the "Company") with the Securities and Exchange, on December 17, 2008, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with GSC Enterprises, Inc. ("GSC"), MKM Management, L.L.C., Michael K. McKenzie and Grocery Supply Acquisition Corp, a wholly-owned subsidiary of the Company (the "Purchaser"). Pursuant to the Asset Purchase Agreement, the Purchaser will purchase certain specified assets and liabilities of GSC related to wholesale food distribution services for military commissaries and exchanges, and operate GSC’s three distribution centers located in San Antonio, Texas, Pensacola, Florida and Junction City, Kansas. Under the terms of the Asset Purchase Agreement, the Company will pay an estimated $80 million to GSC in an all-cash transaction (the "Acquisition").

In connection with the Acquisition, the completion of which is subject to the satisfaction or waiver of certain conditions, on December 17, 2008, the Compensation and Management Development Committee of the Company’s Board of Directors authorized the adoption of a stock appreciation rights incentive program (the "Plan") for members of the Company’s senior management. The Plan, authorized under the Nash-Finch Company 2000 Stock Incentive Plan, is intended to be a one-time grant of stock appreciation rights and is designed to incentivize and reward senior management for the completion of the Acquisition and the successful integration and development of the Company’s military business segment. The material terms of the Plan include the following: (i) the exercise price of the stock appreciation rights is equal to $38.44, the mean between the reported high and low sale prices of the Company’s common stock on the NASDAQ on December 17, 2008, the day prior to the announcement of the Acquisition, (ii) the stock appreciation rights will vest only if the price of the Company’s common stock reaches an average daily trading level of $55.00 or higher for 90 consecutive days, (iii) the stock appreciation rights will expire if the trading level of the common stock referred to in clause (ii) is not achieved within thirty six months from the grant date, (iv) upon vesting, the stock appreciation rights can be exercised within two years after vesting, and (v) any increase in the value of the stock appreciation rights (i.e., the amount the fair market value of the Company’s common stock exceeds $38.44, the exercise price of stock appreciation rights) will be awarded in the form of restricted stock, which will be forfeited if the employee ceases to be employed by the Company on or before the one year anniversary of the award of the restricted stock.

Upon completion of the Acquisition, certain of the Company’s executive officers will be awarded stock appreciation rights, including: (i) Alec C. Covington, President and Chief Executive Officer: 98,338 stock appreciation rights; (ii) Christopher A. Brown, Executive Vice President, Food Distribution: 34,835 stock appreciation rights; (iii) Robert B. Dimond, Executive Vice President, Chief Financial Officer and Treasurer: 27,501 stock appreciation rights; (iv) Calvin S. Sihilling, Executive Vice President and Chief Information Officer: 27,501 stock appreciation rights and (v) Jeffrey E. Poore, Executive Vice President, Supply Chain Management: 23,834 stock appreciation rights.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash-Finch Company

December 23, 2008	By:	/s/ Kathleen M. Mahoney

Name: Kathleen M. Mahoney
Title: Senior Vice President, General Counsel and Secretary